UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2022

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 West 46th Street New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(647) 646 2263

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01. Other Events.

On November 17, 2022, Bubblr, Inc. (the “Company”) announces the filing of US Patent Application No. 17/980,298 entitled “Contextual Enveloping Via Dynamically Generated Hyperlinking.”

This utility patent application, filed on November 3, 2022, aims to facilitate a more efficient way to search for information on the internet rather than using the traditional search engine-based model. The inventor, Stephen Morris, the Company’s Chief Platform Officer, has assigned all rights to the patent to the Company. This newly filed patent application can be considered a sister patent to the Company’s main US Patent No. 10977387, entitled “Internet Search Mechanism”.

This newly filed patent application is for an area of technology that differs from the original patent. Whereas the original patent improves the efficiency of searching for goods and services, this newly filed patent application aims to improve the efficiency of searching for information. The Company contends that searching for goods and services and searching for information are two completely different processes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2022	Bubblr, Inc.

	By:	/s/ Rik Willard
	Name: Title:	Rik Willard Chief Executive Officer

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